Exhibit 21

As of December 31, 2019

        A table of subsidiaries of Liberty Media Corporation is set forth below, indicating as to each the state or jurisdiction of organization and the names under which such subsidiaries do business. Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Entity Name	Domicile
Allsport Management S.A.	Switzerland
Alpha Prema UK Limited	UK
Alpha Topco Limited	Jersey
Atlanta Braves, Inc.	GA
Atlanta Braves DR, Inc.	Dominican Republic
Atlanta National League Baseball Club, LLC	GA
Battery Hotel Group, LLC	DE
BDC Collateral, LLC	DE
BDC Block C, LLC	DE
BDC Block H, LLC	DE
BDC Holdco, LLC	DE
BDC Hotel I, LLC	DE
BDC Hotel II, LLC	DE
BDC Office I, LLC	DE
BDC Office II, LLC	DE
BDC Parking I, LLC	DE
BDC Residential I, LLC	DE
BDC Retail I, LLC	DE
Beta Holdings Limited	Jersey
Block A Condominium Association, Inc.	GA
Block B Condominium Association, Inc.	GA
Block D-2 Condominium Association, Inc.	GA
Braves Baseball Holdco, LLC	DE

Braves Construction Company, LLC	DE
Braves Development Company, LLC	DE
Braves Entertainment Company, LLC	DE
Braves Facility Fund, LLC	DE
Braves Florida Rentco, LLC	DE
Braves Holdings, LLC	DE
Braves Productions, LLC (fka Braves Productions, Inc.)	GA
Braves Stadium Company, LLC	DE
Braves Stadium Parking Company, LLC	DE
BRED Co., LLC	GA
Delta 2 (Lux) S.a rl.	Luxembourg
Delta 3 (UK) Limited	UK
Delta Debtco Limited	Jersey
Delta Topco Limited	Jersey
Formula Motorsport Limited (fka GP2 Motorsport Limited)	UK
Formula One Administration Limited	UK
Formula One Asset Management Limited	UK
Formula One Digital Media Limited	UK
Forumla One Hospitality and Event Services Limited	UK
Formula One Licensing B.V.	Netherlands
Formula One Management Limited	UK
Formula One Marketing Limited	UK
Formula One Marketing II Limited	UK
Formula One Research, Engineering and Development Limited (fka Beta D3 Limited)	UK
Formula One World Championship Limited	UK
Georgia Ballpark Hotel Company, LLC	DE
Liberty ATCL, Inc.	CO
Liberty GR Acquisition Company Limited	UK
Liberty GR Cayman Acquisition Company	Cayman Islands

Liberty GR Cayman Finance Company	Cayman Islands
Liberty GR Cayman Finance Company II	Cayman Islands
Liberty GR Holding Company Limited	UK
Liberty GR Foreign Holding Company I, L.P.	Scotland
Liberty GR US Sub 1 Corp.	DE
Liberty GR US Sub 2, LLC	DE
Liberty LYV, LLC	DE
Liberty Programming Company LLC	DE
Liberty Property Holdings, Inc.	DE
Liberty Radio 2, LLC	DE
Liberty Radio, LLC	DE
Liberty Satellite Radio, Inc.	DE
Liberty SIRI Marginco, LLC	DE
LMC LYV, LLC	DE
LSAT Astro LLC	DE
LSR Foreign Holdings 2, LLC	DE
LSR Foreign Holdings, LLC	DE
LTWX V, Inc.	CO
Mould Fountain Funding, LLC	DE
SLEC Holdings Limited	UK
Sirius XM Holdings, Inc.	DE
The Battery Atlanta Association, Inc.	GA
The Stadium Club, Inc.	GA
TSAT Holding 2, Inc.	DE